Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 72, National Trust 387, California Trust 211 and New York Trust 240:

We consent to the use of our report dated February 5, 2004, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

February 5, 2004